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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 18, 2000 relating to the consolidated financial statements, which appears in TIBCO Software Inc.'s Annual Report on Form 10-K for the year ended November 30, 2000. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 16, 2000, relating to the financial statements of Extensibility, Inc., which appears in TIBCO Software Inc.'s Form 8-K/A dated November 17, 2000.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Jose, California
December 20, 2001